FIRST AMENDMENT TO
                           FOURTH AMENDED AND RESTATED
                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

      This FIRST AMENDMENT, dated as of December 31, 1996, by and among (a) Griffith Consumers Company, Carl King, Inc., and Shore Stop Corporation, each a Delaware corporation, (collectively, the "Borrowers"), (b) The First National Bank of Boston, The Travelers Insurance Company, The Travelers Indemnity Company, Senior Debt Portfolio and Riggs Bank N.A. (collectively, the "Banks"), and (c) The First National Bank of Boston as agent for the Banks (the "Agent").

      WHEREAS, the Borrowers, the Banks and the Agent are parties to that certain Fourth Amended and Restated Revolving Credit and Term Loan Agreement dated as of July 8, 1996 (the "Credit Agreement"); and

      WHEREAS, the Borrowers have requested and the Banks have agreed, subject to the terms and conditions set forth herein, to modify certain provisions of the Credit Agreement;

      NOW, THEREFORE, the Borrowers, the Banks and the Agent hereby covenant and agree as follows:

      ss.1.   Defined Terms.  Capitalized terms which are used herein
without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

      ss.2.   Amendment to the Credit Agreement.

      (a) Section 1.1 of the Credit Agreement is hereby further amended by adding the following new terms in the appropriate place in the alphabetical sequence thereof:

            Additional Note Maturity Date. March 31, 1997, as such date may be extended for up to an additional 45 days with the consent of each of the Banks listed on Schedule 1(a) hereto.

            Overadvance Amount. (a) For the period from February 12, 1997 through the Overadvance Expiration Date, $2,000,000 and
      (b) at all other time, $0.

            Overadvance Expiration Date. February 15, 1997, as such date may be extended for up to an additional 45 days with the consent of each of the Banks listed on Schedule 1(a) hereto.

      (b) Section 2.1(a) of the Credit Agreement is hereby amended by replacing clause (ii) in the first sentence thereof with the following:

      (ii) the sum of the Borrowing Base plus the Overadvance
      Amount.

      (c) Section 2.4 of the Credit Agreement is hereby amended by adding the following to the end of the first sentence thereof:

      , and, for the period from February 12, 1997 through the Additional Note Maturity Date, by separate additional promissory notes of the Borrowers in substantially the form of Exhibit H-1 hereto dated February 12, 1997 (with the term "Revolving Credit Note" also including such additional promissory notes during such period).

      (d) Section 3.2 of the Credit Agreement is hereby amended by (1) replacing the word "and" between clauses (i) and (ii) thereof with a comma and (2) replacing clause (ii) in the first sentence thereof with the following:

      (ii) the sum of the Borrowing Base plus the Overadvance Amount, or (iii) the amount permitted to be outstanding pursuant to Section 4.09 of the Indenture dated as of December 15, 1994, among the Borrowers, Frederick and The Bank of New York as successor trustee, as amended,

      (e) Section 5.1.1 of the Credit Agreement is hereby amended by replacing clause (B) at the end of the first proviso of the first sentence thereof with the following:

      (B) the sum of the Borrowing Base plus the Overadvance Amount,

      (f) Section 9.4 of the Credit Agreement is hereby amended by adding the following new paragraph at the end of such section:

      In addition, during the period from February 12, 1997 through the Additional Note Maturity Date, the Borrowers will deliver to each of the Banks, simultaneously with the delivery of each of the Borrowing Base Reports referred to in subsection (d) above during such period, a Borrowing Base Report calculated in accordance with the definition of "Borrowing Base" in the Subordinated Debt Documents.

      (g) Section 11.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

            11.1 Debt Service Coverage Ratio. For each period of four consecutive fiscal quarters, commencing with the period of four consecutive fiscal quarters ending June 30, 1996, the Borrowers will not permit the Debt Service Coverage Ratio for such period of four consecutive fiscal quarters of the Borrowers to be less than (a) 1.10 to 1.00 for the period of four consecutive fiscal quarters ending June 30, 1996 and September 30, 1996, (b) 1.00 to 1.00 for the period of four consecutive fiscal quarters ending December 31, 1996 and March 31, 1997 and (c) 1.10 to 1.00 for each period of four consecutive fiscal quarters ending after March 31, 1997.

      (h) Section 11.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

            11.2 Cash Flow Ratio. For each period of four consecutive fiscal quarters ending during the period set forth in the table below, commencing with the period of four consecutive fiscal quarters ending June 30, 1996, the Borrowers will not permit the ratio of (a) Consolidated Net Earnings Available for Debt Service calculated for the period of four consecutive fiscal quarters then ended plus (i) the aggregate proceeds from all Indebtedness which is permitted under ss.10.1(g) and (h) which is incurred by the Borrowers during such period to the extent that in accordance with generally accepted accounting principles the acquisition or Capitalized Lease in connection with which such Indebtedness arises was treated as a Capital Expenditure plus, (ii) subject to the limitation set forth below in this ss.11.2, for each period of four consecutive fiscal quarters which include one or more fiscal quarters which end in Fiscal Year 1997, Fiscal Year 1998 or Fiscal Year 1999, the amount of Capital Expenditures actually made in such period of four consecutive fiscal quarters in excess of $3,500,000, (provided that the Borrowers may, at their option, elect not to add back such excess amount of any period of four consecutive fiscal quarters if such fiscal quarters do not occur in a single Fiscal Year) to
      (b) Consolidated Debt Service calculated for such period plus Discretionary Capital Expenditures made by the Borrowers and their Subsidiaries during such period, to be less than the amount set forth opposite such date in the table below:

================================================================================
                Period                                    Ratio
--------------------------------------------------------------------------------
6/30/96 to 9/30/96 (inclusive)                         1.000:1.00
--------------------------------------------------------------------------------
12/31/96 to 3/31/97
(inclusive)                                            0.850:1.00
--------------------------------------------------------------------------------
6/30/97                                                0.925:1.00
--------------------------------------------------------------------------------
9/30/97 to 3/31/00 (inclusive)                         1.000:1.00
--------------------------------------------------------------------------------
6/30/00 and thereafter                                 1.100:1.00
(inclusive)
================================================================================

            Notwithstanding the foregoing, for purposes of calculating compliance with this covenant, the Borrowers may not add back Capital Expenditures pursuant to clause (a) (ii) of this ss.11.2 in an aggregate amount in excess of $5,000,000. For purposes of calculating compliance with this limitation, the aggregate amount of Capital Expenditures added back pursuant to clause (a) (ii) above shall be equal to the aggregate of the add back amounts attributed (as provided below) to each fiscal quarter (without duplication for each of the four times such fiscal quarter appears in the rolling four quarter periods for which compliance hereunder is calculated). The add back of Capital Expenditures shall be attributable to the fiscal quarter which is the last fiscal quarter in the period of four consecutive fiscal quarters with respect to which such add back first occurs.

      (i) Schedule 1(a) to the Credit Agreement is hereby deleted in its entirety and Schedule 1(a) hereto is substituted therefor.

      (j) Exhibit H-1 attached hereto is hereby added to the Credit Agreement as Exhibit H-1 thereto.

      ss.3. Additional Notes. The Borrowers shall execute and deliver to each of the Banks listed on Schedule 1(a) to the Credit Agreement an Additional Note in the form of Exhibit H-1 to the Credit Agreement (each, an "Additional Note") in an amount equal to such Bank's Revolving Credit Commitment Percentage of $3,000,000.

      ss.4.   Conditions to Effectiveness.  This Amendment shall become
effective upon satisfaction of each of the following conditions precedent:

      (a) receipt by the Agent of this Amendment, executed and delivered by each of the Borrowers, the Agent and the Banks;

      (b) receipt by each of the Banks listed on Schedule 1(a) to the Credit Agreement of the Additional Note payable to such Bank, executed by the Borrowers;

      (c) an opinion of counsel to the Borrowers, in form and substance satisfactory to the Agent;

      (d) a certificate of the Secretary of State of Delaware as to the legal existence and good standing of each Borrower;

      (e) a certificate of an officer of each of the Borrowers certifying as to
(i) no changes to such Borrower's charter and bylaws since July 8, 1996, (ii) the resolutions of the Board of Directors of such Borrower authorizing and approving the execution, delivery and performance of this Amendment and the other documents contemplated hereby and (iii) the incumbency and signature of officers authorized to execute and deliver this Amendment and the other documents contemplated hereby; and

      (f) receipt by the Agent of (i) a Borrowing Base Report dated as of the date hereof pursuant to the Credit Agreement and (ii) a Borrowing Base Report dated as of the date hereof calculated in accordance with the definition of "Borrowing Base" in the Subordinated Debt Documents.

      ss.5. Affirmation of the Borrowers. Each of the Borrowers hereby affirms all of its obligations under the Credit Agreement, as amended hereby, the Notes (including the Additional Notes delivered pursuant hereto) and under each of the other Loan Documents to which it is party and hereby affirms its absolute and unconditional promise to pay to the Banks the Loans and all other amounts due under the Credit Agreement, as amended hereby. Each of the Borrowers hereby represents, warrants and confirms that the Obligations, as amended hereby, are and remain secured pursuant to the Security Documents.

      ss.6.   Representations and Warranties.  Each of the Borrowers
hereby represents and warrants to the Banks and the Agent as follows:

      (a) Representations and Warranties. The representations and warranties contained in ss.8 of the Credit Agreement were true and correct in all material respects when made. The representations and warranties contained in ss.8 of the Credit Agreement, after giving effect to this Amendment, are true and correct on the date hereof, except (i) for those representations and warranties which relate specifically to a particular date, which representations and warranties were true and correct as of such date and (ii) as otherwise disclosed in writing by the Borrowers to each of the Banks and the Agent subsequent to the Closing Date.

      (b) Authority. The execution and delivery by each Borrower of this Amendment and the Additional Notes, and the performance by each Borrower of this Amendment, the Additional Notes and the Credit Agreement, as amended hereby, (i) are within the corporate authority of such Borrower, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to such Borrower, and (iv) do not conflict with any provision of the corporate charter or bylaws of such Borrower or any agreement or other instrument binding upon such Borrower.

      (c) Enforceability. This Amendment, the Additional Notes and the Credit Agreement, as amended hereby, are valid and legally binding obligations of each Borrower, enforceable against such Borrower in accordance with their respective terms and provisions, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditor's rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

      (d) No Default. No Default or Event of Default exists or will exist after giving effect to the execution and delivery of this Amendment.

      ss.7. No Other Amendments. Except as expressly provided in this Amendment, all of the terms and conditions of the Credit Agreement and the other Loan Documents remain unchanged, and the terms and conditions of the Credit Agreement as amended hereby and the other Loan Documents remain in full force and effect.

      ss.8. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

      ss.9. Miscellaneous. This Amendment shall be deemed to be a contract under seal under the laws of The Commonwealth of Massachusetts and shall for all purposes be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts. The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof. The Borrowers agree to pay to the Agent, on demand by the Agent, all reasonable out-of-pocket costs and expenses incurred or sustained by the Agent in connection with the preparation of this Amendment, including reasonable legal fees.

      IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                    GRIFFITH CONSUMERS COMPANY

                                    By:/s/ Raymond R. McKenzie, Jr.
                                       ----------------------------------------
                                    Title: Vice President, Secretary and
                                            Treasurer

                                    CARL KING, INC.

                                    By:/s/ Raymond R. McKenzie, Jr.
                                       ----------------------------------------
                                    Title: Vice President

                                    SHORE STOP CORPORATION

                                    By:/s/ Raymond R. McKenzie, Jr.
                                       ----------------------------------------
                                    Title: Vice President

                                    THE FIRST NATIONAL BANK OF BOSTON,
                                     individually and as Agent

                                    By:/s/ Michael P. Hannon
                                       ----------------------------------------
                                    Title: Director

                                    THE TRAVELERS INSURANCE COMPANY

                                    By:/s/ Allen R. Cantrell
                                       ----------------------------------------
                                    Title: Investment Officer

                                    THE TRAVELERS INDEMNITY COMPANY

                                    By:/s/ Allen R. Cantrell
                                       ----------------------------------------
                                    Title: Investment Officer

                                    SENIOR DEBT PORTFOLIO

                                    By:/s/ Scott H. Page
                                       ----------------------------------------
                                    Title: Vice President and Portfolio Manager

                                    RIGGS BANK N.A.

                                    By:/s/ Ana J. Tejblum
                                       ----------------------------------------
                                    Title: Vice President

Each of the undersigned hereby (i) acknowledges the provisions of the foregoing Amendment (including the temporary increase in the Revolving Credit Commitments) and (ii) ratifies and confirms all of its obligations under each of the Loan Documents to which it is a party.

                                    GRIFFITH HOLDINGS, INC.

                                    By:/s/ Michael S. Shein
                                       ----------------------------------------
                                    Title: Vice President

                                    FREDERICK TERMINALS, INC.

                                    By:/s/ Raymond R. McKenzie, Jr.
                                       ----------------------------------------
                                    Title: Secretary and Treasurer

                                    REGENT TRANSPORT, INC.

                                    By:/s/ Raymond R. McKenzie, Jr.
                                       ----------------------------------------
                                    Title: Vice President

                                  SCHEDULE 1(a)

                          Revolving Credit Commitment;
                     Revolving Credit Commitment Percentage


For the period from January 2, 1997 through the Additional Note Maturity Date:

================================================================================
                                                                 Revolving
                                     Revolving                    Credit
                                      Credit                    Commitment
           Bank                     Commitment                  Percentage
--------------------------------------------------------------------------------
The First National
Bank of Boston                      $10,461,536                  65.3846%
--------------------------------------------------------------------------------
Riggs Bank N.A.                     $ 5,538,464                  34.6154%
================================================================================
                                    $16,000,000                      100%

For the period from the Additional Note Maturity Date through the Revolving Credit Maturity Date:

================================================================================
                                                                 Revolving
                                     Revolving                    Credit
                                      Credit                    Commitment
           Bank                     Commitment                  Percentage
--------------------------------------------------------------------------------
The First National
Bank of Boston                      $ 8,500,000                  65.3846%
--------------------------------------------------------------------------------
Riggs Bank N.A.                     $ 4,500,000                  34.6154%
================================================================================
                                    $13,000,000                      100%